As filed with the Securities and Exchange Commission on October 19 , 2009.

Registration Statement No. 333- 162044

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

STANDEX INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its Charter)

         Delaware

                 31-0596149__________

(State of Incorporation)

(I.R.S. Employer Identification No.)

6 Manor Parkway

Salem, New Hampshire 03079

603-893-9701

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Deborah A. Rosen

c/o Standex International Corporation

6 Manor Parkway

Salem, New Hampshire 03079

603-893-9701

(Name, Address, including zip code, and Telephone Number, including area code, of agent for service)

With a copy to: Benjamin G. Lombard, Esq. Reinhart Boerner Van Deuren s.c. 1000 North Water Street, Suite 1700 Milwaukee, Wisconsin 53202 414-298-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of " large accelerated filer, " " accelerated filer " and " smaller reporting company " in Rule 12b-2 of the Exchange Act.

Large accelerated filer   [ ]

Accelerated filer   [X]

Non-accelerated filer     [ ]

Smaller reporting company  [ ]

   (Do not check if a smaller reporting company)

___________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated October 19 , 2009

$100,000,000

STANDEX INTERNATIONAL CORPORATION

Common Stock

Debt Securities

Warrants

Purchase Contracts

Rights

Units

From time to time, we may offer to sell up to an aggregate of $100,000,000 of any combination of the following securities:

•

shares of our common stock;

•

debt securities;

•

warrants to purchase shares of our common stock or debt securities;

•

purchase contracts;

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rights to purchase shares of our common stock; and

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units consisting of any of the foregoing.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the related prospectus supplement carefully before you invest in any of our securities.  This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange under the symbol " SXI. "  The last reported sale price of our common stock on October 16 , 2009 was $ 18.64 per share.

____________________________________

Investing in our securities involves risks.  See " Risk Factors " beginning on page 3 of this prospectus.

____________________________________

The securities may be sold directly by us to investors, through agents, designated from time to time, or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled " Plan of Distribution. "  If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over allotment options will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

____________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

____________________________________

The date of this prospectus is _______________ , 2009

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

1

ABOUT STANDEX

2

RISK FACTORS

3

RATIO OF EARNINGS TO FIXED CHARGES

3

USE OF PROCEEDS

3

DESCRIPTION OF COMMON STOCK

4

DESCRIPTION OF DEBT SECURITIES

6

DESCRIPTION OF WARRANTS

13

DESCRIPTION OF PURCHASE CONTRACTS

15

DESCRIPTION OF RIGHTS

16

DESCRIPTION OF UNITS

16

PLAN OF DISTRIBUTION

18

LEGAL MATTERS

20

EXPERTS

20

WHERE YOU CAN FIND MORE INFORMATION

20

INCORPORATION BY REFERENCE

2 1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, using a " shelf " registration process.  Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total dollar amount of $100,000,000.  This prospectus only provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.  You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under " Where You Can Find More Information. "

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference into the registration statement, contains additional information about the securities offered under this prospectus.  That registration statement can be read at the SEC’s website or at the SEC offices mentioned below under the heading " Where You Can Find More Information " beginning on page  20 ..  Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading " Incorporation by Reference " beginning on page  21 ..

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide to you.  We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or any free writing prospectus we may provide to you.  This prospectus, the accompanying prospectus supplement and any free writing prospectus we may provide to you do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

When used in this prospectus, the terms " Standex, " the " Company, " " we, " " our, " and " us " refer to Standex International Corporation and its consolidated subsidiaries, unless otherwise specified, and the term " common stock " refers to shares of our common stock, par value $1.50 per share.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All information other than statements of historical fact included or incorporated by reference in this prospectus or in any prospectus supplement contains " forward-looking statements " within the meaning of the federal securities laws.  Such statements characterized by terminology such as " believe, " " anticipate, " " should, " intend, " " plan, " " will, " " expects, " " estimates, " " projects, " and similar expressions and their variants are intended to qualify forward-looking statements.  Such statements reflect the judgment of management of Standex and they involve a number of risks and uncertainties such as those described in Item 1A, " Risk Factors " in our Annual Report on

Form 10-K for the fiscal year ended June 30, 2009 and elsewhere in this prospectus, an accompanying prospectus supplement and in the information incorporated herein by reference.  Our actual results may differ materially from those predicted in any forward-looking statements, and we cannot guarantee future results, levels of activities, performance or achievements.  Neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.  We undertake no obligation to update forward-looking statements.

ABOUT STANDEX

We are a leading manufacturer of a variety of products and services for diverse industrial market segments.  We have 12 operating segments, aggregated and organized for reporting purposes into five segments:  Food Service Equipment Group, Air Distribution Products Group (ADP), Engraving Group, Engineering Technologies Group and Electronics and Hydraulics Group.

Food Service Equipment Group.  Our Food Service Equipment businesses are leading, broad-line manufacturers of commercial food service equipment.  Our products are used throughout the entire food service process; from storage, to preparation, to cooking and to display.  Our products are sold direct, through dealer buying groups and through industry representatives.  Our brands and products in this group include: Master-Bilt® refrigerated cabinets, cases, display units, and walk-in coolers and freezers; Nor-Lake, Incorporated and Kool Star refrigerated walk-in coolers, freezers, refrigeration systems and cases; APW Wyott, American Permanent Ware, Bakers Pride and BevLes® commercial ovens, griddles, char broilers and toasters; American Foodservice custom-fabricated food service counters, buffet tables and cabinets; Barbecue King® and BKI® commercial cook and hold units, rotisseries, pressure fryers, ovens and baking equipment; Federal Industries merchandizing display cases; and Procon® rotary vane pumps.

Air Distribution Products Group.  Our Air Distribution Products (ADP) business is a leading manufacturer of metal duct and fittings for residential heating, ventilating and air conditioning applications.  Our products in this group are sold through both HVAC wholesalers and through large scale do-it-yourself stores throughout the continental United States.  Our brand names in Air Distribution Products include Snappy®, ACME, ALCO and Standex.

Engraving Group.  Our Engraving Group is a world leader in texturizing molds used in the production of plastic components, giving the final product the cosmetic appearance and appeal that our customers require.  In addition to mold texturizing, the Engraving Group also produces embossed and engraved rolls and plates and process tooling and machinery serving a wide variety of industries.  The companies and products within the Engraving Group include Roehlen®, I R International and Eastern Engraving which engrave and emboss rolls and plates used in manufacturing continuous length materials; Innovent which makes specialized tooling used to manufacture absorbent cores of many consumer and medical products; Mold-Tech® which texturizes molds used in manufacturing plastic injected components; Mullen® Burst Testers; and Perkins converting and finishing machinery.  The Engraving Group's products are sold direct and through manufacturers’ representatives.  The Engraving Group serves a number of industries including the automotive, plastics, building products, synthetic materials, converting, textile and paper industry, computer, houseware and construction industries.

Engineering Technologies Group.  Our Engineering Technologies Group provides customized solutions in the fabrication and machining of engineered components through our Spincraft® operating segment for applications primarily in the aerospace, energy, defense, marine and aviation markets.  Sales are made directly to customers in these markets.

Electronics and Hydraulics Group.  Our Electronics and Hydraulics Group includes our Custom Hoists business which provides single and double acting telescopic and piston rod hydraulic cylinders to manufacturers of dump trucks and dump trailers and other material handling applications.  Sales are made directly to original equipment manufacturers (OEMs) manufacturing dump trucks, trash collection vehicles, lift trucks and other mobile units requiring hydraulic power.  This group also includes our Standex Electronics business which manufactures reed switches, electrical connectors, sensors, toroids and relays, fixed and variable inductors and electronic assemblies, fluid sensors, tunable inductors, transformers and magnetic components.  End user market segments include automotive, white goods, lighting, HVAC, aerospace, military, medical, security and general industrial applications.

Standex was incorporated in 1975 as a Delaware corporation and is the successor of a corporation organized in 1955.  Our principal executive offices are located at 6 Manor Parkway, Salem, New Hampshire 03079.  Our telephone number is (603) 893-9701.  Our web site address is www.standex.com.  The information on, or that can be accessed through, our web site is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before purchasing any of our securities offered by this prospectus or a prospectus supplement, you should carefully consider the risks described in Item 1A, " Risk Factors " in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which is incorporated by reference in this prospectus, and under the caption " Risk Factors " or any similar caption in other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus, as described below under " Incorporation by Reference " and in any prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year ended June 30,
	2009	2008	2007	2006	2005
	_____________	____________	____________	___________	___________

Ratio of earnings to fixed charges (1)	(2)	3.93:1	3.36:1	4.91:1	5.32:1
	========	========	========	========	========

(1)

For purposes of calculating the ratio of earnings to fixed charges, the sum of income (loss) from continuing operations before provision (benefit) for income taxes plus fixed charges is divided by fixed charges.   " Fixed charges " represent interest expense and the estimated interest component of rental expense.

(2)	Fixed charges exceeded earnings by $0.3 million for the year ended June 30, 2009.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of securities under this prospectus for general corporate purposes.  These purposes may include, but are not limited to:

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reduction or refinancing of debt or other corporate obligations;

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capital expenditures made in the ordinary course of business; and

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acquisitions that complement or expand our business;

If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

Pending the application of the net proceeds, we plan to invest the net proceeds in short- and medium-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF COMMON STOCK

The following is a summary description of our common stock ..  It may not contain all the information that is important to you.  For additional information, you should look at our certificate of incorporation, as amended, and our amended and restated by-laws, copies of which are on file with the SEC as exhibits to reports and registration statements previously filed by us.  See " Where You Can Find More Information. "

General

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $1.50 per share.  As of September  30 , 2009 there were 12,355,608 shares of our common stock outstanding.

The outstanding shares of our common stock are fully paid and non-assessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of purchase contracts or rights to purchase our common stock, when issued in accordance with their terms will be fully paid and non-assessable.

Dividend Rights

Subject to limitations under Delaware law, holders of our common stock are entitled to ratably receive dividends or other distributions when and if declared by our board of directors out of funds legally available for that purpose.

Voting Rights

Each outstanding share of our common stock is entitled to one vote per share held of record on all matters to be voted upon by stockholders, including the election of our directors and other corporate matters.  At the meeting of stockholders at which a quorum is present, for all matters other than the election of directors, a majority of the votes cast decides all questions unless the matter is one upon which a different vote is required by our certificate of incorporation, as amended, our amended and restated by-laws or the Delaware General Corporation Law.  Directors are elected by a plurality of the votes of the shares present at a meeting.  There is no cumulative voting with respect to the election of directors or any other matter.  We have a staggered board of directors which means that our directors are divided into three classes.  The directors in each class are elected to serve three-year terms.

Liquidation, Dissolution or Winding Up

If we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights.  There are no redemption or sinking fund provisions applicable to shares of our common stock.

Limitation on Directors’ Liability

Our certificate of incorporation, as amended, and the Delaware General Corporation Law provide that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

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for any breach of the director’s duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

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for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as us, and an interested stockholder.  An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation.  This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder.  The term business combination is broadly defined to include:

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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the consolidated assets of the corporation; and

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some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

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the business combination is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

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the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

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the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Special Provisions in Our Certificate of Incorporation or By-Laws

Our amended and restated by-laws divide our board of directors into three classes of directors serving staggered, three-year terms.  Vacancies, and newly-created directorships resulting from any increase in the size of our board may be filled by our board until the next election of the class for which such director shall have been chosen, even if the directors then on the board do not constitute a quorum or only one director is left in office.  Our certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock is required for the adoption of any agreement of merger, the sale of substantially all of the assets of the company to a third party or the issuance or transfer by Standex of voting securities having a fair market value of $1 million or more to a third party, if in any such case such third party is the beneficial owner of 10% or more of the outstanding shares of our common stock, unless the transaction has been approved prior to its consummation by all of our directors.  These provisions, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices of our common stock in connection with a change in control or sale transaction.  This could be the case notwithstanding that a majority of our stockholders might benefit from a change in control or offer.

Transfer Agent and Registrar

Registrar and Transfer Company serves as the registrar and transfer agent for our common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol " SXI " ..

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement.  This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.

The following is a summary of the most important provisions and definitions of the indenture.  For additional information, you should look at the form of indenture that is filed as an exhibit to the registration statement which includes this prospectus.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount.  We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indenture, though such amount shall be limited by the aggregate principal amount of securities that we may sell under this prospectus.  The prospectus supplement will set forth:

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the title of the debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which we will pay the principal on the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, premium and interest on the debt securities will be payable;

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the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000, and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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the terms, if any, of subordination of the debt securities;

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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

Unless otherwise specified in the prospectus supplement:

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the debt securities will be registered debt securities; and

•

registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and any integral multiple thereof.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

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issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement.  We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.  However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities.  Each global security will:

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be registered in the name of a depositary that we will identify in a prospectus supplement;

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be deposited with the depositary or nominee or custodian; and

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bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

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the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case, we fail to appoint a successor qualified to act as a depositary within 90 days of such event;

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we execute and deliver to the trustee a certificate that such global security shall be exchangeable;

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an event of default is continuing; or

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any other circumstances described in a prospectus supplement occur.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture.  Except in the above limited circumstances, owners of beneficial interests in a global security:

•

will not be entitled to have the debt securities registered in their names;

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will not be entitled to physical delivery of certificated debt securities; and

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will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security.  Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons who may hold beneficial interests through participants.  The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.  Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.  The depositary policies and procedures may change from time to time.  Neither we nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement.  Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date.  Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.  However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement.  We may designate additional paying agents, change paying agents or change the office of any paying agent.  However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us.  Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•

the successor is a U.S. corporation, limited liability company, partnership, trust or other entity;

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the successor assumes our obligations on the debt securities and under the indenture;

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immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)

failure to pay principal of or any premium on any debt security of that series when due;

(2)

failure to pay any interest on any debt security of that series within 30 days following the due date;

(3)

default in the performance or breach of any covenant or warranty in the indenture continued for 90 days after being given the notice required in the indenture;

(4)

our bankruptcy, insolvency or reorganization; and

(5)

any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (4) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately.

If an event of default described in clause (4) above shall occur, the principal amount of and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become immediately due and payable.  Any payment by us on subordinated debt securities following any such acceleration will be subject to any applicable subordination provisions.  See "Subordinated Debt Securities" below.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, by written notice to us and the trustee, rescind and annul such declaration if all events of default, other than the non-payment of accelerated principal and interest, if any, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee satisfactory indemnity.  Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding with respect to the indenture, or to appoint a receiver or a trustee, or to any other remedy under the indenture, unless:

(1)

the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders, however, have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indenture (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•

reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•

reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•

reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•

make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•

waive a redemption payment or modify any of the redemption provisions of any debt security; or

•

if the holders of the debt securities are entitled to the benefit of any guarantee, release any guaranty of the debt securities other than as provided in the indenture or modify the guarantee in any manner adverse to the holder.

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indenture:

•

to cure any ambiguity, defect or inconsistency;

•

to provide for uncertificated securities in addition to or in place of certificated securities;

•

to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•

to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

•

to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939;

•

to conform the text of the indenture to any provision of the Description of Debt Securities to the extent that such provision in the Description of Debt Securities was intended to be a verbatim recitation of a provision of the indenture;

•

to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;

•

to add guarantees with respect to the debt securities of any series and allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

•

to add additional obligors under the indenture and the securities.

The consent of holders is not necessary under the indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we irrevocably deposit with the trustee enough cash to pay all principal, interest and any premium due on the stated maturity date or redemption date of the debt securities.

The indenture contains a provision that, unless otherwise provided by the terms of the applicable series of debt securities, permits us to elect:

•

to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•

to be released from our obligations under the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, and from the consequences of a default or event of default resulting from a breach of all covenants other than the obligation to pay principal and interest.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities.  This deposit may be made in cash and/or U.S. government obligations.  As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York.

Subordinated Debt Securities

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as will be defined in the applicable prospectus supplement) to the extent set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt or equity securities.  We may issue warrants independently or together with any offered securities and the warrants may be attached to or separate from those offered securities.  We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement relating to warrants being offered pursuant to such prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•

the title of the warrants;

•

the designation, amount and terms of the securities for which the warrants are exercisable;

•

the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•

the price or prices at which the warrants will be issued;

•

the aggregate number of warrants;

•

any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•

the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•

if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•

if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•

any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•

the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

•

the currency or currencies in which the warrants are exercisable;

•

the terms of any mandatory or optional redemption or call provisions;

•

the identity of the warrant agent;

•

if applicable, the maximum or minimum number of warrants which may be exercised at any time; and

•

information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants.  After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the warrants.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities which the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificates, we will issue a new warrant certificate for the remaining warrants.

Until the exercise of their warrants for debt or equity securities, holders of warrants will not have rights as a holder of the debt or equity securities, as the case may be, by virtue of such holder’s ownership or warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified or varying number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as purchase contracts.  Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or other securities. The price per share of the securities and the number of the securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts.  The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, warrants or debt obligations of third parties, including U. S. treasury securities, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units.  The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner.  The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or vice versa, and those payments may be unsecured or refunded on some basis.  The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•

whether the purchase contracts are to be prepaid or not;

•

whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•

whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

•

any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

•

whether the purchase contracts will be issued in fully registered or global form.

The description in the prospectus supplement will be a summary of the material terms and provisions of the purchase contracts.  It may not contain all the information that is important to you.  Reference will be made to the purchase contracts, and, if applicable, collateral or depositary arrangements relating to the purchase contracts, which will be filed with the SEC each time we issue purchase contracts , for additional information regarding the purchase contracts ..

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock.  The rights may or may not be transferable by the persons purchasing or receiving the rights.  In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.  Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•

the date of determining the security holders entitled to the rights distribution;

•

the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•

the exercise price;

•

the conditions to completion of the rights offering;

•

the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•

any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus.  Units may be offered independently or together with common stock, debt securities, rights and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units.  We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, debt securities, rights, warrants, or any combination thereof.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•

any provisions of the governing unit agreement that differ from those described below; and

•

any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Common Stock," "Description of Debt Securities," "Description of Warrants" and "Description of Rights" will apply to each unit and to any common stock, debt security, right or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

We may sell the offered securities from time to time in the United States (1) through underwriters or dealers, (2) directly to one or more purchasers, including to our affiliates and stockholders in a rights offering, (3) through agents to the public or to investors, (4) in " at the market offerings, " within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise, or (5) through a combination of any of these methods.  The applicable prospectus supplement will include the following information to the extent applicable:

•

the terms of the offering;

•

the names of any underwriters or agents;

•

the name or names of any managing underwriter or underwriters;

•

the purchase price or initial public offering price of the securities;

•

the net proceeds from the sale of the securities;

•

any delayed delivery arrangements;

•

any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•

any discounts or concessions allowed or re-allowed or paid to dealers; and

•

any commissions paid to agents.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•

at a fixed price or prices, which may be changed;

•

at market prices prevailing at the time of sale;

•

at prices relating to such prevailing market prices; or

•

at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale of any securities, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public.  In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

The securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.  If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly.  In this case, no underwriters or agents would be involved.  We may also sell the securities through agents designated from time to time.  In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.  Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities.  We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us.  Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.  Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of Standex International Corporation’s internal control over financial reporting  have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R), and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  You may read and copy any document we file at the SEC’s Public Reference Room, 100 F. Street, N.E., Room 1580, Washington, D.C. 20549.  The SEC has prescribed rates for copying.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy statements and information about issuers, like us, that file electronically with the SEC.  The address of that website is http://www.sec.gov.  Our filings are also available at our website at http://www.standex.com, which is not part of this prospectus and not incorporated herein by reference.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act.  The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.  For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document filed as an exhibit to this registration statement, we have disclosed in this prospectus the material terms and provisions of such agreement or other document.  For additional information, you should look at the complete form of the agreement or other document that is filed as an exhibit to this registration statement. You should rely only on the information and representations provided in this prospectus or on the information incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

INCORPORATION BY REFERENCE

The SEC allows us to " incorporate by reference " information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC instead having to repeat the information in this prospectus.  The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information contained directly in this prospectus.  We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

Standex SEC Filings (File No. 001-07233) :

•

our Annual Report on Form 10-K for the fiscal year ended June 30, 2009; and

•

the description of Standex’s common stock as set forth in its Registration Statement on Form 8-B dated June 12, 1975, including any amendment or report filed for the purpose of updating such description.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus.  We will provide such copies at no cost, upon written or oral request, by writing or telephoning us at:

Standex International Corporation

6 Manor Parkway

Salem, New Hampshire 03079

Attention:  Investor Relations

Telephone:  (603) 893-9701

E-Mail to:  InvestorRelations@standex.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company will pay all expenses incident to the offering and sale to the public of the securities being registered other than any commissions and discounts of the underwriters, dealers or agents and any transfer taxes.  Such expenses are set forth in the following table.  All amounts shown are estimates except the SEC registration fee.

Amount to be Paid by Registrant

SEC registration fee	$5,580
Legal fees and expenses	$ (1)
Accounting fees and expenses	$ (1)
Listing Fees	$ (1)
Transfer agent and registrar fees	$ (1)
Trust fees and expenses	$ (1)
Agency fees and expenses	$ (1)
Printing expenses	$ (1)
Miscellaneous expenses	$ (1)
Total	$ (1)

(1)

These fees will be dependent on the type of securities offered and the number of offerings, and, therefore, cannot be estimated at this time.  In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Seventh Article of the Restated Certificate of Incorporation of the Company, as amended, each person who is or was a director or officer of the Company will be indemnified by the Company to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware as the same may be amended and supplemented from time to time.  Section 145(a) of the General Corporation Law of Delaware permits a corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit or proceeding arising out of his or her status as director, officer, employee or agent if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Section 145(b) provides that a corporation shall have the power to indemnify any director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and to the extent a court of competent jurisdiction determines that such person is entitled to indemnity for such expenses.  To the extent that a present or former director or officer has been successful in defense of any action or claim, Section 145(c) provides that he or she shall be indemnified against expenses incurred by him or her in connection therewith.  Under Section 145(g), a corporation also has the power to purchase and maintain insurance on behalf of any director, officer, employee or agent against any liability arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

Under the Company’s amended and restated by-laws, the Company has agreed to indemnify, its directors and officers to the fullest extent permitted by applicable law for all damages, liabilities and losses (including attorneys fees and other expenses) suffered by such directors or officers as a result of their being made a party, or being threatened to be made a party, or being involved in any legal action, suit or proceeding by reason of their status as a director or officer of the Company.  The amended and restated by-laws provide that such indemnification shall extend to such persons after they have served as directors or officers, and shall permit the advancement of expenses pending final disposition of any action, suit or proceeding, provided that the person to whom such expenses are advanced undertakes to repay them should it be determined that he or she is not entitled to indemnification.  Reference is made to Article VI of the Company’s amended and restated by-laws.

The Company has also entered into indemnification agreements with its officers and directors which in general provide that the Company will indemnify its officers and directors to the fullest extent permitted under applicable law, and which make mandatory the permissive indemnification contained in Section 145 of the Delaware General Corporation Law.  The agreements further set forth the specific procedure to be used in invoking the indemnification commitments and covenants contained in Section 145, and in the amended and restated by-laws and the indemnification agreements.

The Company also maintains, on behalf of its directors and officers, insurance covering its indemnification obligations with respect to those liabilities for which such insurance is permitted (or not prohibited) under applicable law, and protecting against certain liabilities arising out of the discharge of their duties.

ITEM 16.  EXHIBITS

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit

Number

________________________Description of Document

1.1*

Form of Underwriting Agreement

4.1 **

Form of Indenture, between Registrant and one or more trustees to be named

4.2*

Form of Debt Security

4.3*

Form of Debt Warrant

4.4*

Form of Equity Warrant

4.5*

Form of Purchase Contract

4.6*

Form of Rights Agent Agreement, if any, including form of Rights

Certificate

4.7*

Form of Unit Agreement and Unit Certificate

5.1 **

Opinion of Reinhart Boerner Van Deuren s.c.

12.1 **

Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1

Consent of Deloitte & Touche, LLP, an independent registered public accounting firm

23.2 **

Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.1 to this Registration Statement)

24.1 **

Power of Attorney

25.1* **

Statement of Eligibility of Trustee on Form T-1

_____________________

*

To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**

Previously filed.

***

To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b–3 thereunder.

ITEM 17.  UNDERTAKINGS

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the " Securities Act " );

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the " SEC " ) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the " Calculation of Registration Fee " table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(i)(ii) and (a)(1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the " Exchange

Act " ) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser;

(1)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c)

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)

The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(g)

If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(h)

In the event that rights or warrants are to be offered to existing security holders and any securities not taken by the security holders are to be offered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of New Hampshire, USA, on October 19 , 2009.

STANDEX INTERNATIONAL CORPORATION

By:

/s/  Roger L. Fix

Roger L. Fix

President/CEO

 Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roger L. Fix Roger L. Fix	Director and President/CEO (Principal Executive Officer)	October 19 , 2009
/s/ Thomas D. DeByle Thomas D. DeByle	Vice President/CFO/Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 19 , 2009
* Charles H. Cannon, Jr.	Director	October 19 , 2009

* Thomas E. Chorman	Director	October 19 , 2009
* William R. Fenoglio	Director	October 19 , 2009
* Gerald H. Fickenscher	Director	October 19 , 2009
* Daniel B. Hogan	Director	October 19 , 2009
* H. Nicholas Muller, III	Director	October 19 , 2009
/s/ Deborah A. Rosen Deborah A. Rosen	Director	October 19 , 2009
* Edward J. Trainor	Director	October 19 , 2009
*By: /s/ Roger L. Fix Roger L. Fix Attorney-in-Fact		October 19, 2009

INDEX TO EXHIBITS

1.1*

Form of Underwriting Agreement.

4.1* *

Form of Indenture.

4.2*

Form of Debt Security.

4.3*

Form of Debt Warrant.

4.4*

Form of Equity Warrant.

4.5*

Form of Purchase Contract.

4.6*

Form of Rights Agent Agreement, if any, including form of Rights Certificate

4.7*

Form of Unit Agreement and Unit Certificate.

5.1* *

Opinion of Reinhart Boerner Van Deuren s.c.

12.1* *

Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1

Consent of Deloitte & Touche, LLP, an independent registered public accounting firm.

23.2* *

Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.1 to this

Registration Statement).

24.1* *

Power of Attorney.

25.1** *

Form T-1 Statement of Eligibility of Trustee.

______________________

*

To be filed either by amendment or as an exhibit to a report on From 8-K filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

**

Previously filed.

***

To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b–3 thereunder.